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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 22, 2004

                    Winthrop Partners 79 Limited Partnership
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             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
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                 (State or Other Jurisdiction of Incorporation)

          0-9224                                      04-2654152
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  (Commission File Number)               (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, Boston, Massachusetts               02114
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(Address of Principal Executive Offices)                      (Zip Code)

                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

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Item 2. Acquisition or Disposition of Assets

     On June 22, 2004, the Registrant sold its property located in Hurst, Texas to an unaffiliated third party for a gross purchase price of $1,905,000. After closing adjustments and costs, the net proceeds received by the Registrant from such sale were approximately $1,750,000. It is expected that the Registrant will recognize a gain for tax purposes on this sale of approximately $1,006,000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 24th day of June, 2004.


                                        WINTHROP PARTNERS 79 LIMITED PARTNERSHIP

                                        By:  ONE WINTHROP PROPERTIES, INC.
                                             Managing General Partner

                                                By: /s/ Michael L. Ashner
                                                    ----------------------------
                                                        Michael Ashner
                                                        Chief Executive Officer